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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-93665), Form S-4 (Nos. 333-81201 and 333-93649)
and Form S-8 (Nos. 333-41749, 333-41751, 333-58651, 333-60537, 333-69421,
333-78311, 333-93649, 333-35330, 333-35334 and 333-35418) of Encompass Services
Corporation of our report dated February 12, 2000, except as to Note 13, which is as of March 5, 2002, relating to the financial statements of Encompass Services Corporation, which appears in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
March 13, 2002